FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 1999
(February 17, 1999)                             -----------------
--------------------


                               ICG SERVICES, INC.
             (Exact name of registrant as specified in its charter)





         Delaware                   333-51037                   84-1448147
----------------------------- ---------------------------  -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


               161 Inverness Drive West, Englewood, Colorado 80112
------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone numbers, including area codes:(888) 424-1144 or
(303) 414-5000                                       -------------------
----------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 17, 1999, ICG Services, Inc. ("ICG Services" or the "Company"), a wholly owned subsidiary of ICG Communications, Inc. ("ICG"), sold certain of the assets and liabilities of NETCOM On-Line Communication Services, Inc. ("NETCOM"), including the NETCOM trade name, to MindSpring Enterprises, Inc., an Internet service provider ("ISP") located in Atlanta, Georgia ("MindSpring"). Total proceeds from the sale were $245.0 million, consisting of $215.0 million in cash and 376,116 shares of restricted common stock of MindSpring, valued at approximately $79.76 per share. Assets and liabilities sold to MindSpring include those directly related to the domestic operations of NETCOM's Internet dial-up, dedicated access and Web site hosting services. The Company has retained the Internet backbone assets formerly owned by NETCOM for the purpose of providing wholesale network services to MindSpring and other ISPs.

     On February 1, 1999, the Company  announced that ICG Services  entered into two definitive agreements to sell all of the capital stock of NETCOM's international operations. MetroNET Communications Corp. ("MetroNET"), a Canadian entity, and Providence Equity Partners ("Providence"), located in Providence, Rhode Island, have agreed to together purchase the 80% interest in NETCOM Canada Inc. owned by NETCOM for approximately C$44.5 million (approximately $31.8 million, using the exchange rate on March 3, 1999), including approximately C$4.0 million (approximately $2.6 million, using the exchange rate on March 3, 1999) in common stock of MetroNET. Additionally, Providence has agreed to purchase the capital stock of NETCOM Internet Access Services Limited, NETCOM's operations in the United Kingdom, for approximately $12.2 million in cash. The Company anticipates the sales of NETCOM's international operations to close by March 20, 1999.

     The Company will record a gain on the NETCOM transactions during the three months ended March 31, 1999. Since the operations sold and to be sold were acquired by ICG in a transaction accounted for as a pooling of interests, the gain on the sales will be classified in the Company's consolidated statement of operations as an extraordinary item.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBIT

(b)  Pro Forma Financial Information.

     The following unaudited pro forma condensed consolidated balance sheet at December 31, 1998 gives effect to the sales of the operations of NETCOM, including the anticipated effects of the sales of NETCOM's international operations, as though the NETCOM transactions were completed on December 31, 1998. The pro forma adjustments include the receipt of actual and anticipated proceeds from the sales, the elimination of the assets and liabilities sold, the reclassification of the assets and liabilities retained by the Company from net assets and liabilities of discontinued operations, and the accrual for income taxes and future liabilities directly associated with the NETCOM transactions. For the year ended December 31, 1998, the Company's consolidated statement of operations presents the operations of NETCOM as discontinued. Additionally, since the operations sold and to be sold were acquired by ICG in a transaction accounted for as a pooling of interests, the gain on the sales will be classified in the Company's consolidated statement of operations during the three months ended March 31, 1999 as an extraordinary item. Consequently, the

NETCOM transactions will have no effect on the Company's loss from continuing operations or loss per share from continuing operations, and accordingly, no pro forma condensed consolidated statements of operations are presented herein.

     The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of the results that would have actually occurred if the NETCOM transactions had been completed on December 31, 1998.

(b)  Exhibit.

     (10) Material Contract.

          10.1:Asset Purchase Agreement by and between  MindSpring  Enterprises,
               Inc. and NETCOM On-Line Communication Services, Inc., dated as of January 5, 1999. (Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request).

                       ICG SERVICES, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 1998

                                                                                       Pro Forma
                                                               Historical             Adjustments                Pro Forma
                                                            ------------------    ----------------------    -------------------
                                                                                      (in thousands)
Assets
------

Cash and cash equivalents                                      $    114,380              256,663 (1)(2)             371,043
Marketable securities and short-term investments
  available for sale                                                 41,000               32,600 (1)                 73,600
Other current assets                                                145,535                1,823 (2)                147,358
                                                            ------------------                              -------------------

  Total current assets                                              300,915                                         592,001
                                                            ------------------                              -------------------

Net property, plant and equipment                                   297,905               20,310 (2)                318,215
Other non-current assets, net of accumulated
  amortization                                                       26,906                  194 (1)(2)              27,100
Net non-current assets of discontinued operations                    54,023              (54,023)(1)(2)                   -
                                                            ------------------                              -------------------

  Total assets                                                 $    679,749                                         937,316
                                                            ==================                              ===================

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
  Accounts payable, accrued liabilities and deferred
    gain on sales                                             $      30,149               61,014 (1)(2)              91,163
  Net current liabilities of discontinued operations                 22,328              (22,328)(1)(2)                   -
                                                            ------------------                              -------------------

    Total current liabilities                                        52,477                                          91,163
                                                            ------------------                              -------------------

  Long-term debt, net of discount, and capital lease
    obligations, net of current portion                             594,617                2,053 (2)                596,670
                                                            ------------------                              -------------------

      Total liabilities                                             647,094                                         687,833
                                                            ------------------                              -------------------

Stockholders' equity:
  Additional paid-in capital                                        207,798                                         207,798
  Accumulated (deficit) earnings                                   (175,024)             216,828 (1)                 41,804
  Accumulated other comprehensive loss                                 (119)                                           (119)
                                                            ------------------                              -------------------

    Total stockholders' equity                                       32,655                                         249,483
                                                            ------------------                              -------------------

      Total liabilities and stockholders' equity              $     679,749                                         937,316
                                                            ==================                              ===================

-------------

(1) Reflects the sales of the operations of NETCOM, including a deferral of the gain on the sales of approximately $24.0 million and direct costs of the dispositions.
(2) Reflects the reclassification of the carrying value of the Internet backbone assets retained by ICG from net assets and liabilities of discontinued operations.

                                  EXHIBIT 10.1

    Asset Purchase Agreement by and between MindSpring Enterprises, Inc. and
                     NETCOM On-Line Communication Services,
                       Inc., dated as of January 5, 1999.

                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                          MINDSPRING ENTERPRISES, INC.
                                       AND
                   NETCOM ON-LINE COMMUNICATION SERVICES, INC.





                           DATED AS OF JANUARY 5, 1999

                                TABLE OF CONTENTS
                                                                           Page
ARTICLE I
     DEFINITIONS                                                             1
ARTICLE II
     PURCHASE AND SALE                                                       7
     SECTION 2.1  Basic Transaction.                                         7
     SECTION 2.2  Purchase Price                                             9
     SECTION 2.3  Payment of Purchase Price                                  9
     SECTION 2.4  Assumption of Liabilities                                 10
     SECTION 2.5  Closing; Closing Date                                     11
     SECTION 2.6  Deliveries at the Closing                                 11
        (a)       Deliveries by Seller                                      11
        (b)       Deliveries by Buyer                                       12
     SECTION 2.7  Transfer Taxes                                            13

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF SELLER                               14
     SECTION 3.1  Organization, Good Standing, Etc.                         14
     SECTION 3.2  [Intentionally Omitted]                                   14
     SECTION 3.3  Authority; No Violation                                   14
     SECTION 3.4  Subsidiary                                                15
     SECTION 3.5  Consents and Approvals                                    15
     SECTION 3.6  Financial Statements                                      15
     SECTION 3.7  Absence of Certain Changes or Events                      15
     SECTION 3.8  Tax Matters                                               16
     SECTION 3.9  Assets and Properties                                     16
     SECTION 3.10  Contracts                                                17
     SECTION 3.11  Litigation, Compliance with Applicable Laws and Permits  18
     SECTION 3.12  Insurance                                                18
     SECTION 3.13  Pension and Employee Benefit Matters                     18
     SECTION 3.14  Labor and Employment                                     18
     SECTION 3.15  Environmental Matters                                    19
     SECTION 3.16  Intellectual Property                                    19
     SECTION 3.17  Brokers' Fees and Commissions                            20
     SECTION 3.18  Employees                                                20
     SECTION 3.19  Books and Records                                        21
     SECTION 3.20  Subscribers                                              21
     SECTION 3.21  Securities Matters                                       21
     SECTION 3.22  Year 2000 Compliance                                     22

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF BUYER                                22
     SECTION 4.1  Organization and Qualification, Etc                       22
     SECTION 4.2  Authority Relative to Agreement                           22
     SECTION 4.3  Non-Contravention                                         23
     SECTION 4.4  Consents and Approvals                                    23
     SECTION 4.5  Brokers' Fees and Commissions                             23
     SECTION 4.6  The Shares                                                24

ARTICLE V
     PRE-CLOSING COVENANTS                                                  24
     SECTION 5.1  General.                                                  24
     SECTION 5.2  Operation and Preservation of Business                    24
     SECTION 5.3  Full Access                                               25
     SECTION 5.4  Notice of Developments.                                   25
     SECTION 5.5  Announcements                                             26
     SECTION 5.6  Confidentiality.                                          26
     SECTION 5.7  Consents and Approvals                                    26
     SECTION 5.8  Values of Assets.                                         26
     SECTION 5.9  Name                                                      27
     SECTION 5.10  Resale Prospectus                                        27

ARTICLE VI
     POST-CLOSING COVENANTS                                                 27
     SECTION 6.1  Further Assurances.                                       27
     SECTION 6.2  Cooperation                                               27
     SECTION 6.3  Confidentiality                                           28
     SECTION 6.4  Resale Prospectus and Listing of Shares                   28
     SECTION 6.5  Restriction on Distribution                               28

ARTICLE VII
     CONDITIONS TO CLOSING                                                  29
     SECTION 7.1  Conditions to Obligation of Buyer                         29
     SECTION 7.2  Conditions to Obligation of Seller                        30

ARTICLE VIII
     REMEDIES FOR BREACHES OF THIS AGREEMENT                                31
     SECTION 8.1  Indemnification Provisions for Benefit of Buyer           31
     SECTION 8.2  Indemnification Provisions for Benefit of Seller          31
     SECTION 8.3  Matters Involving Third Parties                           32
     SECTION 8.4  Survival                                                  33
     SECTION 8.5  Limitations                                               33
     SECTION 8.6  Basket and Ceiling                                        34

ARTICLE IX
     TERMINATION                                                            34
     SECTION 9.1  Termination of Agreement                                  34
     SECTION 9.2  Effect of Termination.                                    35
     SECTION 9.3  Confidentiality.                                          35

ARTICLE X
     MISCELLANEOUS                                                          35
     SECTION 10.1  No Third-Party Beneficiaries                             35
     SECTION 10.2  Entire Agreement                                         36
     SECTION 10.3  Succession and Assignment                                36
     SECTION 10.4  Counterparts                                             36
     SECTION 10.5  Headings, Terms                                          36
     SECTION 10.6  Notices                                                  36
     SECTION 10.7  Governing Law                                            37
     SECTION 10.8  Amendments and Waivers                                   37
     SECTION 10.9  Severability                                             37
     SECTION 10.10  Expenses                                                38
     SECTION 10.11  Arbitration                                             38
     SECTION 10.12  Construction                                            38
     SECTION 10.13  Incorporation of Exhibits and Schedules                 38
     SECTION 10.14  Representations as to Knowledge                         39

EXHIBIT

Exhibit A         Network Services Agreement


SCHEDULES

Schedule 1.1(i)   Other Assets
Schedule 1.1(ii)  Latest Balance Sheet
Schedule 1.1(iii) Other Contracts
Schedule 2.4(a)   Assumed Liabilities
Schedule 2.4(b)   Retained Employees
Schedule 3.1      Organization, Good Standing, Etc.
Schedule 3.3      Violations
Schedule 3.5      Seller Notices and Consents
Schedule 3.6(a)   Audited Financial Statements
Schedule 3.6(b)   Unaudited Financial Statements
Schedule 3.7      Changes or Events
Schedule 3.8      Taxes
Schedule 3.9(a)   Description of Premises and Equipment
Schedule 3.9(b)   Encumbrances on Assets
Schedule 3.10     Seller Contracts
Schedule 3.11(a)  Outstanding Litigation, Etc.
Schedule 3.11(c)  Authorizations and Permits
Schedule 3.14     Labor and Employment
Schedule 3.16     Intellectual Property
Schedule 3.18     Employees
Schedule 3.20     Subscribers
Schedule 4.4      Buyer Notices and Consents

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is entered into as of January 5, 1999, by and between MINDSPRING ENTERPRISES, INC., a Delaware corporation ("Buyer"), and NETCOM ON-LINE COMMUNICATION SERVICES, INC., a Delaware corporation ("Seller").

                                    RECITALS

     A. Seller owns or leases and uses certain tangible and intangible assets and rights in connection with the Internet services business currently operated by Seller in the United States, which business provides, among other services, dial-up access services, dedicated access services and Web-hosting services (collectively, the "Business").

     B. Buyer desires to purchase the Assets from Seller and Seller desires to sell the Assets to Buyer, all in accordance with and subject to the terms and conditions in this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement:

     Adverse Consequences means all losses, damages, costs, expenses, fees and Liabilities, but will not include any losses or damages arising from or attributable to lost profits, or consequential, incidental, speculative or punitive damages (except to the extent such items are payable to a Person not a Party to this Agreement).

     Affiliate means, with respect to any Person, any Person Controlling, Controlled by or under common Control with such Person.

     Agreement means this Asset Purchase Agreement entered into between Buyer and Seller.

     Assets means, collectively, all right, title, benefit and interest of Seller in and to the following assets, rights, benefits and privileges, both tangible and intangible (including without limitation the Business as a "going concern" and customer relationships and reputation of Seller ("Goodwill")), wherever situated or located, owned, leased, used, held for use or otherwise held by Seller in connection with the Business, including all such assets existing on the date of this Agreement and all such assets acquired between that date and the Closing Date in connection with the Business:

          (a) all Subscriber Contracts;

          (b) the contracts described on Schedule 1.1(iii) except (i) contracts involving bounty payments of $50 or more per Subscriber, (ii) contracts involving the payment of monthly recurring revenue, and (iii) contracts involving annual payments, in cash or in kind, in excess of One Hundred Thousand Dollars ($100,000) per annum, unless Buyer elects prior to the Closing to treat any of such excepted contracts as Assets;

          (c) all of Seller's rights in and to the name "NETCOM" and related intellectual property in all jurisdictions in the world except Canada, the United Kingdom and Brazil;

          (d) all Intellectual Property, including that described in the preceding clause (c);

          (e) all engineering, business and other books, papers, files and records directly relating to the Business, including customer lists;

          (f) all manufacturer's warranties with respect to the Assets, if any, to the extent assignable;

          (g) customer accounts receivable as of the Closing; and

          (h) all other assets, rights, benefits and privileges owned, leased, used or held for use or otherwise held by Seller in connection with the Business and any contract or agreement relating thereto, a partial list of which is set forth on Schedule 1.1(i) and which list will be supplemented by the inventory pursuant to Section 2.1(c)(i) to create a true, correct and complete list of such assets, rights, benefits and privileges; provided that in no event will the Assets be deemed to include (a) any benefits arising under or relating to any of the above-described Assets attributable to the period prior to the Closing, (b) any receivables held by Seller from, or other amounts owed to Seller by, ICG or its Affiliates, (c) the Retained Assets, (d) any cash or cash equivalents held or beneficially owned by Seller in any Seller account or otherwise or (e) any interest of Seller in NETCOM Internet Limited or NETCOM Canada, Inc.

     Assumed Liabilities means (a) all Liabilities of Seller arising with respect to or otherwise associated with the Business that are described on
Schedule  2.4(a)  attributable  to the period  following  the  Closing,  (b) the employee-related Liabilities described in Section 2.4(b)(i) and (c) the obligation to pay accrued bonuses and vacation pay under Section 2.4(b)(iii); provided, that in no event will Buyer assume any of Seller's Liabilities relating to (a) the payment of Taxes of Seller with respect to any period prior to the Closing Date, (b) any Plans, which Liabilities are due to any of Seller's current (active or non-active), former or retired employees, (c) any Liability of Seller to ICG or its Affiliates, or (d) any Liabilities under Seller Contracts with respect to services rendered to Subscribers or events occurring in either case prior to the Closing.

     Basket Amount has the meaning set forth in Section 8.6(a).

     Business shall have the meaning specified in Recital A.

     Business Day means any day on which commercial banks are open for business in Denver, Colorado and in Atlanta, Georgia.

     Buyer means MindSpring Enterprises, Inc., a Delaware corporation.

     Buyer Documents means, collectively, the documents described in Section 2.6(b).

     Closing and Closing Date have the meanings given in Section 2.5.

     Closing Permitted Encumbrances means all Pre-Closing Permitted Encumbrances other than those described in clause (ii) of the definition of Pre-Closing Permitted Encumbrances.

     Code means the Internal Revenue Code of 1986, as amended, and all Legal Requirements promulgated pursuant thereto or in connection therewith.

     Confidential Information means, with respect to any Person, any information concerning such Person or its business, products, financial condition, prospects and affairs that is not already generally available to the public.

     Control means the power to direct the management or policies of any Person, through the power to vote shares or other equity interests, by contract or otherwise.

     Employees has the meaning specified in Section 3.18.

     Encumbrance  means  any  mortgages,   pledges,   liens,  claims,   security
interests, agreements, restrictions, defects in title, easements, restrictions, encumbrances, or charges.

     Environmental   Obligations  means  all  Legal   Requirements  and  Permits
concerning land use, public health, safety, welfare or the environment, including, without limitation the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), as amended.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     Financial Statements has the meaning set forth in Section 3.6.

     GAAP means generally accepted accounting principles as in effect from time to time in the United States.

     Goodwill has the meaning set forth in the definition of Assets.

     Governmental Authority means the United States of America or any foreign jurisdiction, any state, commonwealth, territory or possession of the United States of America or any such foreign jurisdiction, any political subdivision of any of them (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

     Hart-Scott-Rodino means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Legal Requirements promulgated pursuant thereto or in connection therewith.

     ICG means ICG Services, Inc., a Delaware corporation.

     Indemnified Party has the meaning set forth in Section 8.3(a).

     Indemnifying Party has the meaning set forth in Section 8.3(a).

     Intellectual Property means all intellectual property of Seller held or used in connection with the Business, including: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) held or used in connection with the Business, all improvements thereto and all patents, patent applications and patent disclosures held or used in connection with the Business, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names held or used in connection with the Business, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; provided that the term Intellectual Property will apply to Seller's rights in and to the name NETCOM (and related trademarks and other intellectual property) only to the extent of Seller's rights in and to such name and related items anywhere in the world except Canada, Brazil and the United Kingdom, (iii) all copyrightable works, all copyrights and maskworks and all applications, registrations and renewals in connection therewith held or used in connection with the Business, and the right to bring suit or make any claim for infringement of rights in any such works,
(iv) all trade secrets and confidential information held or used in connection with the Business (including all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals and other information or material within the definition of a "trade secret" as set forth in ss. 1(4) of the Uniform Trade Secrets Act (1995), (v) all computer programs (including, without limitation, data and related documentation) held or used in connection with the Business, (vi) all other intellectual property held or used in connection with the Business, (vii) all rights as a licensee or authorized user of the intellectual property of any third party, and (ix) all copies and tangible embodiments of the foregoing in whatever form or medium; provided that in no event will the term Intellectual Property be deemed to include any Retained Assets.

     Latest Balance Sheet means the unaudited balance sheet of Seller and the related unaudited statement of operations dated as of September 30, 1998 and attached as Schedule 1.1(ii).

     Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

     Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     Material means, unless the context otherwise requires, material with respect to the Business or the Assets.

     Material Adverse Effect means, with respect to the Business or the Assets, any event, fact, circumstance or condition that in the aggregate results in, or is likely to result in, a material adverse impact on the Business or the Assets.

     MindSpring Stock means the common stock of Buyer, par value $.01 per share.

     NASDAQ  means  the   over-the-counter   national  market  of  the  National
Association of Securities Dealers, Inc.

     Network means the Internet network currently operated by Seller, including all intellectual property (which is not Intellectual Property) used or held for use in connection therewith.

     Orders  means  all  judgments,   injunctions,   orders,  rulings,  decrees,
directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

     Ordinary Course of Business means, with respect to Seller and the operation of the Business, with respect to any period, the ordinary course of business consistent with past practices of Seller.

     Party means each of Buyer and Seller.

     Permits means all governmental permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, including, without limitation, those relating to environmental, public health, welfare or safety matters.

     Pre-Closing Permitted Encumbrances has the meaning set forth in Section 3.9(b).

     Person means an individual,  and a partnership,  corporation,  association,
joint  stock  company,   trust,   joint  venture,   limited  liability  company,
unincorporated organization, Governmental Authority or other entity.

     Plans has the meaning set forth in Section 3.13(a).

     Premises means the real property, buildings and improvements on such real property constituting the Business premises of Seller as described on Schedule 3.9(a).

     Purchase Price has the meaning specified in Section 2.2, as such amount may be adjusted pursuant to Section 2.3(c).

     Resale Prospectus has the meaning set forth in Section 5.10.

     Retained Assets means all assets, rights, benefits and privileges, both tangible and intangible, wherever situated or located, owned, leased, used or held for use or otherwise held by Seller other than the Assets, all of which items are to be retained by Seller, including the software described in Section 2.1(c)(ii)(A)(1) and (4), as of and after the Closing.

     Schedules means the disclosure Schedules attached to this Agreement.

     SEC means the United States Securities and Exchange Commission.

     Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Seller means NETCOM On-Line Communication Services, Inc., a Delaware corporation.

     Seller Contracts has the meaning set forth in Section 3.10.

     Seller Documents means, collectively, the documents described in Section 2.6(a).

     Seller Software means the software developed by employees, consultants, and independent contractors of Seller which (a) is owned by Seller, and (b) is transferred to Buyer under this Agreement, including software that is licensed or provided to the Subscribers.

     Shares has the meaning set forth in Section 2.3(b).

     Subscriber means a subscriber to Seller's dial-up or dedicated Internet access services or Web-hosting services.

     Subscriber Contracts means all contracts for the provision of dial-up or dedicated Internet access services or Web-hosting services between Seller and any Subscriber.

     Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 8.4.

     Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, or any escheat obligations, including any interest, penalty or addition, whether disputed or not.

     Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes of Seller, including any schedule or attachment to any of them, and including any amendment of any of them.

     Third Party Claim has the meaning set forth in Section 8.3(a).

     Third Party Products has the meaning set forth in Section 3.22.

     WARN Act means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sec. 2101 et. seq.

                                   ARTICLE II
                                PURCHASE AND SALE

     SECTION 2.1 Basic Transaction.

     (a) Subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase and assume from Seller, and Seller agrees to sell and transfer to Buyer, or to such Affiliate or Affiliates of Buyer as Buyer may designate in writing to Seller, all of Seller's right, title and interest in, to and under the Assets, for the consideration specified in Section 2.2.

     (b) Seller will retain, and Buyer will not acquire or assume, any of the Retained Assets.

     (c) (i) It is the intent of this Agreement that the Assets will comprise, and Seller will assign and transfer to Buyer at the Closing, all of the real, personal and mixed assets and property, both tangible and intangible, which are being used or held for use by Seller in the conduct of the Business, as of the date of this Agreement and as of and at the Closing consistent with Seller's historical and current practices. The Parties acknowledge and agree that the Schedules attempt to accurately describe the Assets, but certain Schedules, including Schedules 1.1(i), 1.1(iii), 3.9(a), 3.10 and 3.16, may not describe the Assets with the specificity desired by Buyer. Seller will undertake an inventory of all personal property comprising the Assets, including tangible and intangible property, the names of all Subscribers as of a date no earlier than five days prior to the Closing, and the Intellectual Property, and will deliver such inventory to Buyer as promptly as practicable but in any event no earlier than ten days or later than five days prior to the Closing Date.

          (ii) The Parties acknowledge and agree to the following in respect of Intellectual Property comprised of computer software:

               (A) Computer software used or held for use by Seller as of the date of this Agreement consists of the following five categories:

                    (1) Software licensed from third parties that is not assignable to Buyer by its terms if the licensor of such software withholds its consent to such assignment (where the requirement of such consent is applicable); provided that Seller will use its commercially reasonable best efforts to secure such consent;

                    (2) Software licensed from third parties that is used exclusively in connection with the Business and that is assignable either by its terms or pursuant to the consent of the other parties thereto where such consent is obtained;

                    (3) Internally-developed software that is used exclusively in connection with the Business;

                    (4)    Software    licensed    from   third    parties   and
               internally-developed   software  that  is  used   exclusively  in
               connection with the Network; and

                    (5)    Software    licensed    from   third    parties   and
               internally-developed software that is used both in connection with the Business and the Network.

     Based on the above clauses (1) through (5), the Parties further agree as follows: (a) ownership of the software described in the preceding clauses (1) (subject to the provisions of Section 2.1(d)) and (4) will be retained by Seller and constitute part of the Retained Assets and will not be considered to be Assets under this Agreement; (b) ownership of the software described in the preceding clause (2) will be assigned to Buyer; (c) ownership of the software described in the preceding clause (3) will be assigned and transferred to Buyer;
(d) software described in the preceding clause (5) will be licensed to Buyer under a worldwide, perpetual, royalty-free licensing arrangement (including both source and object code) to be mutually satisfactory to Seller and Buyer and under which arrangement both Seller and Buyer will have unfettered use of such software and the right to modify and develop such software consistent with the operation of each of their respective businesses after the Closing; and (e) if any software described above the ownership of which is transferred to Buyer under this paragraph is used in connection with the business conducted by NETCOM Canada, Inc. or NETCOM Internet, Ltd., such use to be determined in Seller's reasonable discretion, Buyer will enter into with Seller as of the Closing a perpetual, royalty-free license arrangement (including both source and object code), to be mutually satisfactory to Buyer and Seller, providing for the unfettered use of such software in Canada and/or the United Kingdom, as the case may be, and the right to modify and develop such software consistent with the operation of the business by those two Affiliates of Seller. In furtherance of the agreements set forth in this Section 2.1(c)(ii), the Parties will cooperate with each other, and enter into appropriate agreements and licensing arrangements to be effective as of the Closing, to ensure the continued use of such software to the maximum extent possible by Buyer and Seller (and to the extent applicable, by NETCOM Canada, Inc. or NETCOM Internet, Ltd.) after the Closing in connection with their operation of the Business and the Network (and the business conducted by NETCOM Canada, Inc. or NETCOM Internet, Ltd., as applicable), respectively.

     (d) Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Asset or part thereof or any rights or benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach thereof, or make Buyer or Seller liable for damages or other penalties. If such consent is not obtained prior to Closing, or if an attempted assignment thereof would be ineffective or would affect the rights of Buyer or Seller so that Buyer would not in fact receive substantially all such rights, Seller (i) at Seller's cost and expense shall continue to use its commercially reasonable efforts to obtain such consent and
(ii) if any such consent is unobtainable, shall cooperate with Buyer in a mutually agreed-upon arrangement under which at Seller's cost and expense Buyer would obtain the benefits and assume the obligations thereunder, or under which Seller would enforce for the benefit of Buyer, at Buyer's cost and expense, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. To the extent the benefits therefrom have been provided to Buyer by alternative arrangements as provided above or a consent is obtained, the contract, agreement or other asset shall be deemed to be an Asset transferred to Buyer.

     SECTION 2.2 Purchase Price. At the Closing, and in addition to the assumption of the Assumed Liabilities as set forth in Section 2.4, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an aggregate purchase price (the "Purchase Price") equal to Two Hundred Forty-Five Million Dollars ($245,000,000), payable as described in Section 2.3. The Purchase Price will be allocated among the Assets in accordance with Section 5.8.

     SECTION 2.3 Payment of Purchase Price. The Purchase Price shall be payable to Seller at the Closing as follows:

     (a) Buyer will pay to Seller the amount of Two Hundred Fifteen Million Dollars ($215,000,000) in cash in immediately available funds by wire transfer to an account or accounts designated in writing by Seller; and

     (b) Buyer will deliver to Seller certificates representing that number of shares (the "Shares") of MindSpring Stock obtained by dividing (i) Thirty Million Dollars ($30,000,000) by (ii) the average closing price for the MindSpring Stock, as reported on the NASDAQ, for the five consecutive trading days ending the last trading day immediately before the Closing. The Shares will be delivered to Buyer at the Closing free and clear of all Liabilities, Taxes and other Encumbrances, other than those allowed to arise solely by Seller.

     (c) Within ten days following the Closing Date, Buyer and Seller will make a calculation to determine whether there shall be a Purchase Price adjustment. For the purposes of this calculation, as of the Closing Date each dial-up
Subscriber will be valued at $490.1838, each Web-hosting Subscriber will be valued at $1,225.4595 and each dedicated access Subscriber will be valued at $12,254.5950. If Buyer and Seller calculate that the aggregate value of all the Subscribers who are current customers (as defined in Section 3.20) as of the Closing Date is less than Two Hundred Forty Million One Hundred Thousand Dollars ($240,100,000), a Purchase Price adjustment will be payable in cash from the Seller to the Buyer in an amount equal to the difference between such aggregate value and Two Hundred Forty Million One Hundred Thousand Dollars ($240,100,000), such payment to be made by Seller within 15 days after the Closing Date.

     SECTION 2.4 Assumption of Liabilities.

     (a) At the Closing, Buyer, or the Affiliate of Buyer that purchases the Assets pursuant to Section 2.1(a), as the case may be, will assume the Assumed Liabilities. Except for the Assumed Liabilities, Buyer (or such Affiliate) will not assume or have any responsibility for any liabilities or other obligations of any kind or description of Seller, whether connected with the Business, the Assets or otherwise.

     (b) (i) Except as provided in Section 2.4(b)(ii), as of the Closing, Buyer will offer to employ all of the employees of the Seller (including for this purpose all employees of Seller hired in the Ordinary Course of Business in connection with the Business after the date of this Agreement and before the Closing) other than the employees that are listed on Schedule 2.4(b) as of the Closing Date; provided that Buyer will not be prevented from terminating the employment of any such employee after the Closing in accordance with Buyer's practices and procedures. A preliminary list of the employees to be employed by Buyer under this Section 2.4(b)(i) as of the Closing is set forth on Schedule 3.18, which list will be finalized within ten days following the date of this Agreement and contain a listing of employees reasonably necessary for the operation of the  Business.  Schedule  2.4(b) sets forth a  preliminary  list of employees to be employed by Seller after the Closing, which list will be finalized within ten days following the date of this Agreement. Buyer will not assume, and will have no Liability with respect to, any Plan maintained or contributed to by Seller, and will not assume, and will have no liability for, any Liability arising out of or accruing during the period prior to the Closing, except as expressly set forth in the next sentence or Section 2.4(b)(iii). After the Closing, Buyer will comply with the requirements, if any, under the WARN Act with respect to the employees who accept employment offers from Buyer under this
Section 2.4(b)(i) and are subsequently terminated by Buyer. Buyer will assume all costs of employee compensation and other Liabilities relating to such employees attributable to the period after the Closing. Seller will remain responsible for all Legal Requirements relating to group health plan continuation coverage to which any employee or former employee (or dependent of either) of Seller is entitled because of a qualifying event (as defined in
Section 4980(f)(3) of the Code) occurring through the Closing Date, and any benefit or excise tax liability or penalty or other costs arising from any failure by Seller to provide such group health plan continuation coverage.

          (ii) By written notification to Seller at least ten days prior to the Closing, Buyer may identify those executive officers of Seller who Buyer will not offer to employ as of the Closing, and Buyer will have no responsibility for, and bear no Liability for, those identified executive officers under Section 2.4(b)(i). Buyer agrees that for a period of six months following the Closing, neither Buyer nor any of its Affiliates will employ any of such identified executive officers, whether as an employee, consultant, independent contractor, advisor or in any other capacity. The Parties agree that the restriction set forth in the preceding sentence is a material element of this Agreement and will be specifically enforceable by Seller against Buyer, and upon a breach by Buyer of such restriction, Buyer agrees that Seller could not be adequately compensated at law.

          (iii) Buyer will assume the obligation to pay bonuses and vacation pay accrued on the books and records of Seller as of the Closing, in an amount not to exceed One Million Seven Hundred Thousand Dollars ($1,700,000), with respect to the employees who Buyer is required to offer to employ as of the Closing in accordance with Section 2.4(b)(i). Within ten days after the Closing, Seller will pay to Buyer in cash Five Hundred Thousand Dollars ($500,000) in respect of the obligation assumed by Buyer for vacation pay described in the immediately preceding sentence. In the event that Buyer actually pays any bonuses to any such employee and such bonuses relate to any period preceding the Closing Date, Seller will reimburse Buyer for all amounts actually paid with respect to such bonuses to the extent that such amounts relate to any period preceding the Closing Date; provided that the aggregate amount to be reimbursed by Seller to Buyer under this sentence will not exceed One Million Two Hundred Thousand Dollars ($1,200,000). All bonus reimbursements required by Seller under this Section 2.4(b)(iii) will be paid to Buyer within ten days of the receipt by Seller from Buyer of evidence reasonably satisfactory to Seller of the payment by Buyer of reimbursable bonuses.


     SECTION 2.5 Closing; Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") will take place within two Business Days after the satisfaction or waiver of all conditions set forth in Sections 7.1 and 7.2, at the offices of Sherman & Howard L.L.C. in Denver, Colorado, and all transactions contemplated by this Agreement will be effective at 12:01 a.m. local time in Denver, Colorado, on the day of the Closing (such effective time being the "Closing Date").

     SECTION 2.6 Deliveries at the Closing.

     (a) Deliveries by Seller. At or before the Closing, Seller will deliver to Buyer the following documents, dated as of the Closing Date and duly executed by Seller, ICG or Seller's counsel, as applicable.

          (i) the Bill of Sale in a form reasonably acceptable to Buyer and Seller;

          (ii) the Assignment and Assumption of Contracts and Leases in a form reasonably acceptable to Buyer and Seller;

          (iii) the Assumption Agreement in a form reasonably acceptable to Buyer and Seller;

          (iv) the Network Services Agreement substantially in the form attached as Exhibit A;

          (v) the opinion of Sherman & Howard L.L.C. in a form reasonably acceptable to Buyer;

          (vi) copies of the resolutions of the board of directors of Seller and ICG, certified by the Secretaries of Seller and ICG, respectively, as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the Seller Documents, and the consummation of the transactions contemplated hereby and thereby;

          (vii) certificates of Seller signed by an Executive Vice President of Seller certifying to the fulfillment of the conditions identified in
     Section 7.1(a) through (f);

          (viii) certificates of Seller and ICG signed by the Secretaries or Assistant Secretaries of Seller and ICG as to the incumbency of the officers of Seller and ICG; and

          (ix) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent or waiver, and other instruments or documents, including appropriate license and other agreements between Seller and Buyer, and assignments of copyrights and trademarks/service marks, with respect to the use of intellectual property as contemplated in Section 2.1(c)(ii), in form and substance reasonably satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Assets to Buyer and the assumption by Buyer of the Assumed Liabilities, and effectively vest in Buyer all right, title and interest in the Assets free and clear of any and all Encumbrances (other than the Closing Permitted Encumbrances), together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement, and such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

     (b) Deliveries by Buyer. At or before the Closing, Buyer shall deliver to Seller the following:

          (i) The Purchase Price payable at the Closing in the amount and manner set forth in Sections 2.2 and 2.3;

          (ii) the Assignment and Assumption of Contracts and Leases in a form reasonably acceptable to Buyer and Seller;

          (iii) the Assumption Agreement in a form reasonably acceptable to Buyer and Seller;

          (iv) the Network Services Agreement substantially in the form attached as Exhibit A;

          (v) the opinion of Hogan & Hartson L.L.P. in a form reasonably acceptable to Seller;

          (vi) copies of the resolutions of the board of directors of Buyer, certified by the Secretary of Buyer as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the Buyer Documents, and the consummation of the transactions contemplated hereby and thereby;

          (vii) a certificate of Buyer signed by the Chairman, the President or an Executive Vice President of Buyer certifying to the fulfillment of the conditions identified in Section 7.2(a) and (b);

          (viii) a certificate signed by the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officers of the Buyer executing this Agreement or any of the Buyer Documents on behalf of Buyer; and

          (ix) such other certificates, instruments, opinions or documents as Seller may reasonably request in order to effect and document the transactions contemplated by this Agreement, including all appropriate licensing and other agreements between Seller and Buyer as contemplated by
     Section 2.1(c)(ii).

     SECTION 2.7 Transfer Taxes.

     (a) Buyer will be responsible for the payment of any Taxes or fees imposed by any Governmental Authority with respect to the transfer to Buyer of any of the Assets or the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement. Seller will cooperate on a reasonable basis with Buyer to minimize to the maximum lawful extent Buyer's Liability for such Taxes or fees.

     (b) All (i) property taxes, ad valorem taxes and special taxes or assessments attributable to the Assets (including real estate taxes and special taxes and assessments required to be paid on the Premises or under leases, whether required to be paid directly to applicable Taxing authorities or the lessors under leases) for the fiscal year during which the Closing Date occurs and (ii) amounts payable under equipment leases and outsourcing contracts to be transferred to and assumed by Buyer as of the Closing will be prorated and adjusted as of the Closing Date. If the real property taxes, personal property or ad valorem taxes for the fiscal year during which the Closing Date occurs are not finally determined as of the Closing Date, then such Taxes for the immediately preceding fiscal year will be used for purposes of prorating taxes on the Closing Date, with a further adjustment to be made after such taxes or assessments are finalized.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows, in each case as of the date of this Agreement:

     SECTION  3.1  Organization,  Good  Standing,  Etc.  Except  as set forth on
Schedule 3.1, Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified and authorized would result in a Material Adverse Effect. Seller has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as is now being conducted. ICG is the sole shareholder of Seller.

     SECTION 3.2 [Intentionally Omitted].

     SECTION 3.3 Authority; No Violation. Seller has the full and absolute right, corporate power, authority and legal capacity to execute, deliver, perform and consummate the transactions contemplated on its part by this Agreement and all other documents and agreements to be executed and delivered by Seller pursuant to this Agreement. The execution and delivery by Seller of this Agreement and all other documents and agreements to be executed and delivered by Seller pursuant to this Agreement, and the consummation by Seller of the transactions contemplated on its part hereby and thereby, have been duly authorized by Seller's board of directors and ICG. No other corporate approvals on the part of the Seller's board of directors or ICG are necessary to authorize the execution and delivery of this Agreement and such other documents. Assuming the due authorization, execution and delivery by other applicable parties, this Agreement constitutes, and all other documents and agreements to be executed and delivered by Seller pursuant to this Agreement when executed and delivered will constitute, the legal, valid, and binding obligation of, and will be enforceable in accordance with their respective terms against, Seller, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement and all other documents and agreements to be executed and delivered by Seller pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate any provision of the certificate of incorporation or bylaws of Seller, (b) violate, with or without the giving of notice or the lapse of time or both, or result in the breach or termination of any provision of, or a diminution of the rights of Seller under, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any material Encumbrance upon the Assets or the

Business, pursuant to any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which Seller is a party or by which Seller, or any of the Assets is bound or subject, or (c) violate in any material respect any Legal Requirement to which Seller is subject.

     SECTION 3.4 Subsidiary. Seller has no subsidiary, and no equity investment or other interest in any Person, that owns or holds any interest in the Assets or the Business.

     SECTION 3.5 Consents and Approvals. Except as set forth in Schedule 3.5, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or any Person is necessary for the consummation by Seller of the transactions contemplated by this Agreement other than (a) requirements of federal and state securities laws, (b) the authorization of all applicable regulatory agencies necessary or desirable to consummate the transactions contemplated by this Agreement and (c) those consents and approvals already obtained as described on Schedule 3.5.

     SECTION 3.6 Financial Statements. Seller has delivered to Buyer complete and correct copies of (a) the audited consolidated balance sheet and related audited consolidated statements of operations, stockholders' equity and cash flows for Seller for and as of the year ended December 31, 1997 and all notes and schedules to such financial statements and (b) the unaudited consolidated balance sheet of Seller, and the related unaudited consolidated statement of operations for the calendar quarters ending March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller, as applicable, and were prepared in accordance with GAAP on a consistent basis throughout the periods covered and present fairly in all material respects Seller's financial position and results of operations as of the dates and for the periods indicated, subject in the case of the unaudited Financial Statements to standard year-end adjustments (none of which will be material in amount) and the omission of footnotes. Copies of the financial statements described in clause (a) of this Section 3.6 are attached as Schedule 3.6(a), and copies of the financial statements described in clause (b) of this Section are attached as
Schedule 3.6(b). All balance sheets, statements of operations and other financial statements prepared by or with respect to Seller that are delivered to Buyer after the date of this Agreement until the Closing will be prepared on a basis and in a manner consistent with the Financial Statements, subject to standard year-end adjustments (none of which will be material in amount) and the omission of footnotes.

     SECTION 3.7 Absence of Certain Changes or Events. Since September 30, 1998, and except as disclosed in Schedule 3.7, the Business has been conducted in the Ordinary Course of Business and there has not been (i) any material adverse change or any change except in the Ordinary Course of Business in the financial condition or operations of the Business, (ii) any damage, destruction or loss that materially and adversely affects the financial condition or operations of the Business or (iii) except as permitted or contemplated by this Agreement or as a result of any action taken with the approval or consent of Buyer, (a) any action by Seller which, if taken on or after the date of this Agreement, would be prohibited without the consent of Buyer pursuant to Section 5.2 or (b) any agreement by Seller, whether in writing or otherwise, to take any action described in this Section 3.7.

     SECTION 3.8 Tax Matters.

     (a) Except as described on Schedule 3.8, Seller has paid, and will continue to pay, all Taxes, including, without limitation, all federal, state and local excise Taxes, due and payable by it or required to be withheld or collected and paid by it for or with respect to all periods, whether or not shown on any Tax Return.

     (b) Seller has filed, and will continue to file, on a timely basis all Tax Returns that it was or will be required to file. All such Tax Returns were and will be accurate and complete in all material respects. There are no security interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

     (c) Seller has withheld and paid, and will continue to withhold and pay, all Taxes required to have been or to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (d) Seller has no knowledge of any facts or circumstances that could give rise to a reasonable expectation that any Tax authority may assess any additional Taxes for any period for which Tax Returns of Seller have been or will be filed. Seller has made available to Buyer correct and complete copies of all federal income Tax returns, examination reports and statements of deficiencies assessed against or agreed to by Seller since December 31, 1995.


     SECTION 3.9 Assets and Properties.

     (a) Schedule 3.9(a) lists (i) the Premises and (ii) all of the material equipment leased by Seller in relation to the Business as of the date of this Agreement.

     (b) As of the date of this Agreement, Seller owns or leases (to the extent described in Schedule 3.9(a)) all of the Assets free and clear of all Encumbrances and has valid title to (or, in the case of the Assets that are leased, valid leasehold interests in) all of the Assets that are material to the financial position or results of operations of the Business subject, in each case, only to (i) statutory Encumbrances arising or incurred in the Ordinary Course of Business with respect to which the underlying objections are not delinquent or the validity of which is being contested in good faith by appropriate proceedings as disclosed on Schedule 3.9(b), (ii) Encumbrances disclosed or reflected in the Latest Balance Sheet, (iii) Encumbrances for Taxes not yet delinquent, (iv) Encumbrances which constitute valid leases or subleases from Seller to third parties none of which leases are delinquent, (v) Encumbrances and defects in title disclosed on Schedule 3.9(b), and (vi)
Encumbrances and defects in title that are not, individually or in the aggregate, material to the financial position or results of operations of the Business (the types of liens described in the foregoing clauses (i) through (vi) being referred to in this Agreement as "Pre-Closing Permitted Encumbrances").

     (c) On the Closing Date, Buyer shall acquire good and marketable title to, and all right, title and interest in, the Assets, free and clear of all Encumbrances, except for Closing Permitted Encumbrances. The Assets so acquired at the Closing shall constitute all of the real, personal and mixed assets and property, both tangible and intangible, which are being used by Seller in the conduct of the Business, consistent with historical and current practices.

     (d) The tangible Assets are in good operating condition and repair, free of material defects and are suitable, adequate and fit for the uses for which they are intended or are being used consistent with historical practice.

     SECTION 3.10 Contracts.

     (a) All contracts, agreements, licenses, leases, commitments, arrangements or understandings (both written and oral) described within the definition of the term Assets constitute "Seller Contracts."

     (b) Except as set forth on Schedule 3.10, Seller has not entered into any binding agreement with respect to any Seller Contract that could adversely affect Seller's ability to enforce its rights under such Seller Contract. Seller has delivered, or otherwise made available, true and complete copies of all written Seller Contracts (and all amendments and modifications thereto) to Buyer prior to the execution of this Agreement.

     (c) Each Seller Contract is in full force and effect, and constitutes a valid and binding obligation of Seller in accordance with its terms, and, to Seller's knowledge, is legally enforceable in accordance with its terms. Seller is not in default under any Seller Contract and, to Seller's knowledge, there does not exist any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would result in such a default. To Seller's knowledge, there exists no default by any other party to any Seller Contract. Within the last year, Seller has not received any written notice from any other party to any material Seller Contract (other than any Subscriber Contract) pursuant to which such other party threatened cancellation or revocation of such Seller Contract.

     (d) Schedule 3.10 sets forth a partial list of all notices, consents, waivers or approvals contemplated or required by the terms of any Seller Contract in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, which list will be supplemented by the inventory pursuant to Section 2.1(c)(i) and which list, as supplemented, will contain all such notices, consents, waivers or approvals except for any such notices, waivers, consents or approvals the failure of which to receive would not result in a Material Adverse Effect.

     SECTION 3.11 Litigation, Compliance with Applicable Laws and Permits.

     (a) There is no  outstanding  Order  against,  nor,  except as set forth on
Schedule 3.11(a), is there any material litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the knowledge of Seller, threatened against, Seller, its properties or businesses or relating to the transactions contemplated in this Agreement, nor to the knowledge of Seller is there any basis for any such action.

     (b) The Assets and Seller's ownership, lease and use of the Assets are not in violation of any applicable material Legal Requirement. Seller has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any material Legal Requirement relating to the Business or the Assets, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the knowledge of Seller, threatened against Seller with respect to any such violation.

     (c) Except as disclosed on Schedule 3.11(c), Seller possesses all material authorizations, Permits, licenses and Orders required or necessary to conduct the Business in the manner in which such Business is being and historically has been conducted. Each authorization and Permit of Seller is valid and effective and Seller is in compliance with all material terms, conditions and requirements of such authorizations and Permits.

     SECTION 3.12 Insurance. The properties and the conduct of the Business are, in the reasonable judgment of Seller, adequately insured by financially sound and reputable insurers.

     SECTION 3.13 Pension and Employee Benefit Matters.

     (a) Neither Seller nor any employee benefit plan (as defined in Section 3(3) of ERISA) maintained by Seller or in which employees of Seller participate (the "Plans"), is in material violation of any provision of ERISA or the Code. No reportable event (within the meaning of Title IV of ERISA) has occurred and is continuing with respect to any Plan and no prohibited transaction (as defined in Section 406 of ERISA) has occurred with respect to any Plan which would result in material liability to Seller.

     (b) No material accumulated funding deficiency (as defined in Section 302 of ERISA) exists with respect to any Plan.

     (c) Seller has not ever been required to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA).

     SECTION 3.14 Labor and Employment. Except as described on Schedule 3.14, there are no material labor or employment controversies pending or, to the knowledge of Seller, threatened against Seller which could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.14, there are no collective bargaining agreements, employment agreements between Seller and any of its Employees, or professional service agreements not terminable at will relating to the Business or any of the Assets. Except as set forth in Section 2.4(b)(i), the sale of the Assets and the Business to Buyer pursuant to the terms of this Agreement will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any current or former employee or independent contractor of Seller, except as disclosed on Schedule 3.14.

     SECTION 3.15 Environmental Matters. Seller is conducting and at all times has conducted the Business, and has occupied, used and operated the Premises and all other real property and facilities presently or previously occupied, used or operated by Seller in material compliance with all Environmental Obligations and so as not to give rise to any material Liability under any Environmental Obligations or to any Material Adverse Effect.

     SECTION 3.16 Intellectual Property.

     (a) Within ten days of the date of this Agreement, Seller will provide to Buyer a partial list of all Intellectual Property, which list will be supplemented by the inventory pursuant to Section 2.1(c)(i) and which list, as supplemented, will constitute a true, correct and complete list of all Intellectual Property. Such list will identify Seller as either the owner, joint owner or licensee of each item of Intellectual Property and in the cases where Seller is a licensee, will identify the related licensors and license agreements for such Intellectual Property. Seller either owns, owns jointly or has the right to use as a licensee all of the Intellectual Property, free and clear of Encumbrances, including any exclusive rights, however described, granted to Persons other than Seller with respect to the Intellectual Property, other than such rights that are described on Schedule 3.16. All federal and foreign trademark and service mark registrations owned by Seller and all applications owned by Seller to register any trademarks or service marks on any trademark register maintained by the United States government or any state or foreign government are based on truthful affidavits or declarations of use or a bona fide intention to use.

     (b) Except as set forth on Schedule 3.16, with respect to each item of Intellectual Property required to be identified herein:

          (i) such Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of such piece of Intellectual Property; and

          (iii) Seller has not licensed or permitted any third party to use such piece of Intellectual Property other than in the Ordinary Course of Business.

     (c) Seller has not received notice, orally or in writing, that any other Person claims any interest in any Intellectual Property, and to the knowledge of Seller no such other Person has, or has made, such a claim. Seller has the right to bring action for the infringement of all Intellectual Property. Seller has not received any notice, charge, claim or assertion nor otherwise has any knowledge that the Intellectual Property infringes the proprietary rights of any third party.

     (d) Seller has taken all commercially reasonable measures to protect and maintain the rights of Seller in the Intellectual Property. All Intellectual Property used by Seller is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement by Seller will not impair such use.

     (e) Seller has not sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, nor brought any action for, and Seller does not have any knowledge of, any present, impending or threatened infringement by such other Person of any Intellectual Property, and to the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, disclosed or otherwise come into conflict with any Intellectual Property.

     SECTION 3.17 Brokers' Fees and Commissions. Except for Salomon Smith Barney, none of Seller or any of Seller's directors, officers, employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and none of Seller or Buyer will have any liability to any such Persons (other than Salomon Smith Barney) on account of any brokerage, finder's or similar fee payable with respect to services rendered to Seller or any of Seller's directors, officers, employees or agents in connection with the transactions contemplated by this Agreement. Seller will pay and discharge any amounts owing to Salomon Smith Barney as a result of the transactions contemplated by this Agreement.

     SECTION 3.18 Employees. Seller has no written employment contract with any person with respect to the Business except any employment contracts as are set forth on Schedule 3.14. Schedule 3.18 sets forth a preliminary list of all current employees of Seller employed with respect to the Business (collectively, the "Employees"), showing each such Person's name, position, initial employment date, and annual remuneration (without exclusions for deduction pursuant to Code Sections 125 or 401(k)), plus actual bonus or incentive compensation paid in calendar year 1998, if any, which list will be finalized within ten days following the date of this Agreement. Except as set forth on Schedule 3.18 or otherwise entered into in the Ordinary Course of Business, other than general understandings which may exist for employment at will, no oral understandings currently exist between any executive officer or other representative of Seller authorized to enter into such understandings on behalf of Seller and any Employee regarding changes in compensation, promotion or any other change in status. Except as disclosed on Schedule 3.18, as of the date of this Agreement, other than in the Ordinary Course of Business no Employee has advised any executive officer of Seller, and to the knowledge of Seller's executive officers without any investigation or due diligence on their part, no Employee has advised any manager or supervisor of Seller, orally or in writing, that he or she intends to terminate such employment or to refuse employment by Buyer after the Closing.

     SECTION 3.19 Books and Records. Seller has maintained business records reasonably adequate for the operation of the Business, and Seller has no knowledge of any material deficiencies in such business records.

     SECTION 3.20 Subscribers. As of January 1, 1999, the number of the dial-up, Web-hosting and dedicated access, respectively, Subscribers that are current customers (that is, Subscribers who paid for service the last time their credit card was charged (with respect to those who pay by credit card) or non-credit card Subscribers who paid for service within 31 days of receipt of their most recent invoice), and the average revenue per Subscriber with respect thereto, are not less than as shown on Schedule 3.20. As of the Closing, Seller will certify whether or not the aggregate value of the Subscribers who are current customers (as provided in the prior sentence, and as determined as of the Closing) is at least One Hundred Ninety Six Million Dollars ($196,000,000), using for purposes of calculation the values for such Subscribers set forth in
Section 2.3(c).

     SECTION 3.21 Securities Matters.

     (a) Seller is experienced in evaluating and investing in high-technology companies such as Buyer. Seller has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to Buyer and is capable of evaluating the risks and merits of its investment in Buyer and has the capacity to protect its own interests.

     (b) Seller is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with applicable securities laws, and Seller has no present intention of selling or distributing the Shares except in compliance with applicable securities laws. Seller understands that as of the date of this Agreement the Shares have not been registered under the Securities Act.

     (c) Seller acknowledges that, because the Shares have not been registered under the Securities Act, the Shares that Seller receives at the Closing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the resale occurring not less than one year after a party has purchased and paid for the security to be sold.

     (d) Without in any way limiting the effect of the representations and warranties of Buyer set forth in this Agreement, Seller has had an opportunity to discuss in detail Buyer's business, management and financial affairs with Buyer's officers and management employees and has reviewed all documents and records of Buyer which Buyer has provided in response to Seller's request.

     (e) Seller is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act. Seller has not been organized for the specific purpose of acquiring Shares.

     (f) Seller has its principal office in the State of California.

     SECTION 3.22 Year 2000 Compliance. To the knowledge of Seller, without any investigation or due diligence on its part or on the part of any of Seller's employees or any other Person, the Seller Software accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations when either (A) used as a standalone application, or (B) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data ("Third Party Products") with which such Seller Software was designed or intended to operate at the time such Seller Software was (i) developed or (ii) first provided to Seller's customers or tested by Seller for such customers, whichever is later. Notwithstanding the foregoing, the Seller shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Seller Software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations; or (y) any modification of the Seller Software by any party other than Seller (unless such modification was made at the direction of Seller). As Buyer's sole and exclusive remedy for breach of the representation and warranty in this Section 3.22, Seller will (i) exercise commercially reasonable best efforts to correct any material breach of the warranty reported to Seller on or before June 30, 2000 and (ii) provide any resulting fix to Buyer without charge.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows, in each case as of the date of this Agreement:

     SECTION 4.1 Organization and Qualification, Etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Buyer is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would result in a material adverse effect on Buyer's business.

     SECTION 4.2 Authority Relative to Agreement. Buyer has the full and absolute right, corporate power, authority and legal capacity to execute, deliver, perform and consummate the transactions contemplated on its part by this Agreement and all other documents and agreements to be executed and delivered by Buyer pursuant to this Agreement. The execution and delivery by Buyer of this Agreement and all other documents and agreements to be executed and delivered by Buyer pursuant to this Agreement, and the consummation by Buyer of the transactions contemplated on its part hereby and thereby, have been duly authorized by Buyer's board of directors. No other corporate approvals on the part of Buyer's board of directors or shareholders are necessary to authorize the execution and delivery of this Agreement and such other documents. Assuming the due authorization, execution and delivery by other applicable parties, this Agreement constitutes, and all other documents and agreements to be executed and delivered by Buyer pursuant to this Agreement when executed and delivered will constitute, the legal, valid, and binding obligation of, and will be enforceable in accordance with their respective terms against, Buyer, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or law).

     SECTION 4.3 Non-Contravention. The execution, delivery and performance of this Agreement and all other documents and agreements to be executed and delivered by Buyer pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (a) violate any provision of the certificate of incorporation or bylaws of Buyer, (b) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or a diminution of the rights of Buyer under, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any material Encumbrance upon any properties, assets or business of Buyer, pursuant to any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which Buyer is a party or by which Buyer, or any of its assets and properties, is bound or subject, or (c) violate in any material respect any Legal Requirement to which Buyer is subject.

     SECTION 4.4 Consents and Approvals. Except as described in Schedule 4.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or any Person is necessary for the consummation by Buyer of the transactions contemplated by this Agreement other than (a) requirements of federal and state securities laws, (b) the authorization of all applicable regulatory agencies necessary or desirable to consummate the transactions contemplated by this Agreement and (c) those consents and approvals already obtained as described on Schedule 4.4.

     SECTION 4.5 Brokers' Fees and Commissions. Except for ING Baring Furman Selz LLC, neither Buyer nor any of Buyer's directors, officers, partners, employees or agents, has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and none of Buyer, Seller or ICG, or their Affiliates, will have any liability to any such Persons (other than ING Baring Furman Selz LLC) on account of any brokerage, finder's or similar fee payable with respect to services rendered to Buyer or any of Buyer's directors, officers, partners, employees or agents in connection with the transactions contemplated by this Agreement. Buyer will pay and discharge any amounts owing to ING Baring Furman Selz LLC as a result of the transactions contemplated by this Agreement.

     SECTION 4.6 The Shares. Upon delivery to Seller at the Closing, the Shares will be (a) duly authorized, (b) validly issued and fully paid and nonassessable and (c) free of any Liability, Tax or other Encumbrance, except as may be created or allowed to arise solely by Seller.


                                    ARTICLE V
                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     SECTION 5.1 General. Each of the Parties will use its commercially reasonable efforts to take all actions necessary, proper or advisable, in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Article VII) and the other agreements contemplated by this Agreement.

     SECTION 5.2 Operation and Preservation of Business. Seller will through the Closing Date: (a) use its commercially reasonable efforts to preserve the
Business and in connection therewith maintain its existing franchises and licenses and to preserve Seller's present relationships with customers, suppliers, consultants, employees and any other Persons having business relations therewith; and (b) maintain the Assets in the same working order and condition as the Assets are in on the date of this Agreement, consistent with how the Assets historically have been maintained in the Ordinary Course of Business, reasonable wear and tear excepted. Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, Seller will, through the Closing Date, conduct the Business in the Ordinary Course of Business and, in addition, will not (except to the extent that Buyer has consented in writing thereto or that such action or inaction would not reasonably be expected to materially affect or be binding upon any part of the Business or the Assets): (i) grant any increase in the compensation payable or to become payable by Seller to officers or employees of the Business other than in the Ordinary Course of Business, or enter into any bonus, insurance, pension, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit or other similar plan, payment or arrangement for or with any of such officers or employees other than in the Ordinary Course of Business; (ii) enter into any agreement in connection with the Business that involves more than $25,000 individually or $500,000 in the aggregate that may not be terminated on less than 31 days' notice or that may reasonably be expected to have a Material Adverse Effect on the Business or the Assets or enter into the Marketing and Distribution Agreement with American Automobile Association, a draft copy of which has been furnished to Buyer; (iii) make any capital purchases or commitments relating to the Business that exceed $50,000 individually or $200,000 in the aggregate; (iv) other than in the Ordinary Course of Business, place, or allow to be placed, an Encumbrance on any of the Assets; (v) sell, assign, lease or otherwise transfer or dispose of any interest in any Asset (other than in the Ordinary Course of Business); (vi) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect; (vii) except for actions taken or not taken in compliance with this Section 5.2, do or omit to do any act (or permit such action or omission) which reasonably could be expected to cause a material breach of any Seller Contract; or (viii) take any action or fail to take any action that would reasonably be expected to cause any of the representations, warranties or covenants of Seller contained herein to be untrue or incorrect in any material respect or incapable of being performed or satisfied on the Closing Date. Prior to the Closing Date, Seller will maintain in full force and effect all of its existing casualty, liability, and other insurance relating to the Business or the Assets through the Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the Ordinary Course of Business.

     SECTION 5.3 Full Access. Seller will permit Buyer and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all Premises, properties, personnel, accounting books and records, contracts and documents of or pertaining to Seller. Buyer's investigation of the financial and operating data, Assets and other information with respect to the Business and Assets shall in no way affect the obligations of Seller, or ICG as applicable, with respect to the agreements, representations, warranties, covenants and indemnification provisions set forth in this Agreement.

     SECTION 5.4 Notice of Developments.

     (a) Seller will give prompt written notice to Buyer of any development which occurs after the date of this Agreement and materially affects the Business, the Assets, or the liabilities, financial condition, operations, results of operations, representations, warranties, covenants or disclosure Schedules of Seller, and will provide Buyer with all information (including, without limitation, copies of all documents relating thereto) reasonably requested by Buyer concerning any claims instituted, threatened or asserted after the date of this Agreement against or affecting the Business or Assets at law or in equity before or by any Governmental Authority.

     (b) Promptly after Seller has knowledge thereof, Seller will, through the Closing Date, notify Buyer in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a breach of any of the covenants, representations or warranties made by or on behalf of Seller in this Agreement, but, in the event the Closing occurs and subject to the second sentence of Section 8.5(a), such notification will not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

     (c) Promptly after Buyer has knowledge thereof, Buyer will, through the Closing Date, notify Seller in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a breach of any of the covenants, representations or warranties made by or on behalf of Buyer in this Agreement or any other document or agreement furnished by Buyer in connection with or pursuant to this Agreement, but in the event the Closing occurs and subject to the second sentence of Section 8.5(a), such notification will not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

     SECTION 5.5 Announcements. Except as may be required by law, no Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

     SECTION 5.6 Confidentiality. Each of the Parties shall keep, and shall cause its employees, agents, attorneys, accountants and other advisors to keep, confidential the existence, terms and conditions of this Agreement and all communications and discussions between or among the Parties. Subject to Section 5.5, without the consent of Buyer and Seller, except as may be required by law (including disclosure requirements under applicable securities laws), neither Buyer, nor Seller will make any disclosure of the information described in this
Section 5.6. Nothing contained in this Agreement shall be construed to prohibit any Party from disclosing the information described in this Section 5.6 or any Confidential Information in connection with the institution or defense of any claim pursuant to this Agreement or other claims which may be the subject of judicial proceedings.

     SECTION 5.7 Consents and Approvals.

     (a) The Parties, at each of their own expense except as otherwise provided in this Agreement, shall take all commercially reasonable measures reasonably necessary or advisable to secure such consents, authorizations and approvals of Governmental Authorities and of other Persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such Parties under this Agreement, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever to which Buyer or Seller is a party or by which Buyer or Seller is bound.

     (b) Buyer and Seller will (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any Governmental Authority in connection with the transactions contemplated by this Agreement and (ii) use their respective commercially reasonable efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

     (c) In addition to the obligations set forth in Section 5.7(b), as promptly as practicable, and in any event no later than 15 days following the execution of this Agreement, Seller and Buyer will complete any filing that may be required pursuant to Hart-Scott-Rodino, or shall mutually agree that no such filing is required. Seller and Buyer will diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of
Hart-Scott-Rodino. Buyer and Seller will each pay one-half of the Hart-Scott-Rodino filing fee.

     SECTION 5.8 Values of Assets. As soon as practicable after the Closing (but not later than 75 days after the Closing Date, Buyer will prepare and submit to Seller for its approval, which approval will not be unreasonably withheld, a schedule allocating the Purchase Price among the Assets. For purposes of this allocation, the Purchase Price will be deemed to include the amount of the Assumed Liabilities. Seller will be required to approve such allocation so long as it is reasonable. Seller will be deemed to have approved such allocation unless it gives written notice of objection to Buyer within ten days after receipt of the schedule setting forth such allocation. If such notice of objection is given, within five days after such notice is given, the dispute will be submitted to Arthur Andersen LLP, whose determination will be conclusive. The fees and expenses payable to such firm will be borne equally by Seller and Buyer. When the allocation of the Purchase Price is finally determined, the Parties will report the allocation of the Purchase Price according to that determination for all applicable income, sales, use and transaction Tax purposes, and Seller and Buyer will file all required Tax forms with the applicable Taxing authorities consistent with such determination.

     SECTION 5.9 Name. As of the Closing, Seller will change its corporate name to a name dissimilar to its current name, which name will not include the word "NETCOM," and thereafter will not use the word "NETCOM" in its corporate name. As of and after the Closing, neither Seller nor its Affiliates will use the tradename "NETCOM" nor use such name in any service mark, and any pending applications for the use of such name will be abandoned.

     SECTION 5.10 Resale Prospectus. Provided that Seller has provided or made available to Buyer all information relating to Seller and reasonably required by Buyer for inclusion therein, Buyer will prepare and file with the SEC as promptly as practicable after the date of this Agreement a resale registration statement on Form S-3 or other eligible Form (the "Resale Prospectus"), in form and substance reasonably satisfactory to Seller, that provides for the sale by Seller of the Shares after the Closing. Buyer will provide to Seller for its review a draft copy of the Resale Prospectus prior to its filing with the SEC.
Buyer will use its commercially reasonable best efforts to cause the Resale Prospectus to become effective with the SEC as of the Closing or, if such effectiveness does not occur or is not permitted under applicable federal securities laws, as soon as possible after the Closing.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

     The parties agree as follows with respect to the period following the Closing.

     SECTION 6.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Seller, on the one hand, and Buyer, on the other hand, will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII).

     SECTION 6.2 Cooperation. In the event and for so long as Seller, on the one hand, or Buyer, on the other hand, actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transactions contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Assets or the Business, the other Party will cooperate with such party and its counsel in the contest or defense, make available their personnel (except to the extent that making their personnel available unreasonably affects the ability of such personnel to perform their normal duties), and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article VIII). The Parties also will cooperate with each other in all reasonable respects to provide for the transition of the operation of the Business to Buyer and the retention and operation of the Network by Seller after the Closing, including reasonable cooperation regarding access to accounting systems and other items.

     SECTION 6.3 Confidentiality. Buyer will treat and hold as confidential all Confidential Information (except to the extent that the same relates to the Assets or the Business) concerning Seller and its Affiliates, refrain from using any such Confidential Information (except to the extent that the same relates to the Assets or the Business) and deliver promptly to Seller or destroy, at the request of Seller, all such Confidential Information (except to the extent that the same relates to the Assets or the Business) in its possession. Seller will treat and hold as confidential all Confidential Information concerning Buyer and the Business or Assets, refrain from using any such Confidential Information and deliver promptly to Buyer or destroy, at the request and option of Buyer, all of such Confidential Information in its possession.

     SECTION 6.4 Resale Prospectus and Listing of Shares. In the event the Resale Prospectus is not effective with the SEC as of the Closing, Buyer will use its commercially reasonable best efforts to cause the Resale Prospectus to become effective with the SEC as soon as possible after the Closing and to maintain the effectiveness of the Resale Prospectus in accordance with the terms thereof. Prior to or as of the effectiveness of the Resale Prospectus, the Shares will be listed for trading on the NASDAQ.

     SECTION 6.5 Restriction on Distribution. During the period beginning on the Closing Date and ending 18 months after the Closing Date, ICG will not distribute to its shareholder, ICG Communications, Inc., or any Affiliate of ICG Communications, Inc. that is not a subsidiary of or otherwise controlled by ICG, any amounts attributable to the Purchase Price that it has received from Seller after the Closing; provided that if at the end of such 18 month period Buyer has pending claims for indemnification against Seller and ICG under Article VIII, the restriction set forth in this Section 6.5 will continue to apply to the extent of the amount of such pending claims until such claims are finally resolved. ICG will not sell, assign or transfer any of its assets or properties in any transaction in which ICG does not receive consideration of a reasonably equivalent value for such assets or properties. ICG will not incur any liability for borrowed money without receiving funds corresponding to such borrowing.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

     SECTION 7.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

     (a) Seller's representations and warranties (other than the representations and warranties set forth in Section 3.20), to the extent qualified by a reference to materiality, shall be correct and complete, and to the extent not so qualified, shall be correct and complete in all material respects at and as of the Closing Date and the Closing, and there shall have occurred no uncured breach of Seller's representations and warranties which, individually or in the aggregate, taking into account all such breaches, has resulted in any or may reasonably be expected to result in any Material Adverse Effect;

     (b) Seller shall have performed and complied in all material respects with all of its covenants hereunder required to be performed or complied with through the Closing;

     (c) Seller shall have given all notices and procured all of the material third-party consents, authorizations and approvals (including all consents, authorizations and approvals by Governmental Authorities and the expiration of the Hart-Scott-Rodino waiting period) required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Buyer;

     (d) no action, suit or proceeding shall be pending or threatened, other than an action, suit or proceeding instituted by the Buyer, that involves any Governmental Authority as a party and wherein an unfavorable Order would, and no injunction shall be in effect that would, (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) materially affect adversely the right of Buyer to use or operate the Assets in connection with the Business, and no such Order shall be in effect;

     (e) there shall have occurred no event, fact or circumstance, including any failure of Buyer to obtain any required consent with respect to the transfer of any Asset to Seller under this Agreement, that has had or could reasonably be expected to have a material adverse effect on Buyer's right to conduct the Business substantially as such Business was being conducted on September 30, 1998;

     (f) there shall have occurred after September 30, 1998, no Material Adverse Effect; provided that if the number of Subscribers as of the Closing is less than that set forth in Schedule 3.20, that difference in the number of Subscribers will not be considered to be a Material Adverse Effect;

     (g) Seller shall have delivered to Buyer (i) a certificate to the effect that each of the conditions specified above in Sections 7.1(a) through (f) is satisfied in all respects and (ii) good standing certificates for Seller and ICG, dated within ten days of the Closing, from the Secretary of State of Seller's and ICG's jurisdiction of incorporation and each other jurisdiction in which Seller is qualified or authorized to do business as a foreign corporation;

     (h) Seller shall have made the certification set forth in the last sentence of Section 3.20; and

     (i) Seller shall have delivered to Buyer the Seller Documents and such other instruments, certificates and documents as are reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Buyer.

     Buyer in its sole  discretion  may waive any  condition  specified  in this
Section 7.1 at or prior to the Closing.

     SECTION 7.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

     (a) Buyer's representations and warranties, to the extent qualified by a reference to materiality, shall be correct and complete, and to the extent not so qualified, shall be correct and complete in all material respects at and as of the Closing Date and the Closing;

     (b) Buyer shall have performed and complied in all material respects with all of its covenants hereunder required to be performed or complied with through the Closing;

     (c) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Sections 7.2(a) and (b) is satisfied in all respects;

     (d) no action, suit or proceeding shall be pending or threatened, other than an action, suit or proceeding instituted by Seller, that involves any Governmental Authority as a party and wherein an unfavorable Order would, and no injunction shall be in effect that would, (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such Order shall be in effect;

     (e) Buyer shall have paid the cash portion of the Purchase Price pursuant to Sections 2.2 and 2.3, assumed the Assumed Liabilities and delivered certificates evidencing the Shares, and the Shares shall be delivered to Seller free and clear of any Liability, Tax or other Encumbrance, other than those created or allowed to arise solely by Seller; and

     (f) Buyer shall have delivered to Seller the Buyer Documents and such other documents as are reasonably requested by Seller in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Seller.

     Seller in its sole  discretion  may waive any  condition  specified in this
Section 7.2 at or prior to the Closing.

                                  ARTICLE VIII
                     REMEDIES FOR BREACHES OF THIS AGREEMENT

     SECTION 8.1 Indemnification Provisions for Benefit of Buyer. If this Agreement is not terminated prior to the Closing in accordance with Article IX, and Seller breaches (a) any of the representations or warranties of Seller contained herein or in the closing certificate delivered by Seller pursuant to
Section 7.1(g), and Buyer gives notice of a claim for indemnification against Seller within the applicable Survival Period, or (b) any covenants or agreements of Seller contained herein or in any Seller Document and Buyer gives notice thereof to Seller, then, subject to Section 8.6, Seller and ICG, jointly and severally, will indemnify, defend and hold harmless Buyer from and against any Adverse Consequences Buyer may suffer arising out of or resulting from any of the foregoing regardless of whether the Adverse Consequences are suffered during or after any applicable Survival Period. Subject to Section 8.6, Seller and ICG, jointly and severally, also will indemnify, defend and hold harmless Buyer from and against any Adverse Consequences Buyer may suffer, whether suffered during or after the Survival Period, arising out of or resulting from (c) any Liability against Buyer or any of the Assets by virtue of the application of any bulk sales or other similar laws to the sale and transfer of the Assets to Buyer, or failure of Seller to comply with any applicable bulk sales laws or (d) any Liability of Seller other than an Assumed Liability, (e) any Liability of Seller arising from or relating to the matters described in Schedule 3.11(a) or (f) except as expressly set forth in this Agreement, any Liability relating to the operation of the Business by Seller prior to the Closing. In determining the amount of Adverse Consequences suffered by Buyer for purposes of this Section
8.1 as a result of a breach by Seller described in Section 8.1(a) or Section 8.1(b) above of any representation, warranty, covenant or agreement of Seller qualified by the words "material," "materiality," "in all material respects," "knowledge," "to the knowledge of," or words of similar import, or by any phrase using any such terms or words, such Adverse Consequences will be deemed to include only amounts that are material or arising out of matters of which Seller or ICG had knowledge, as the case may be. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the Parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the Party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

     SECTION 8.2 Indemnification Provisions for Benefit of Seller. If this Agreement is not terminated prior to the Closing in accordance with Article IX, and Buyer breaches (a) any of its representations or warranties contained herein or in the closing certificate delivered by Buyer pursuant to Section 7.2(c), and Seller gives notice of a claim for indemnification against Buyer within the applicable Survival Period, or (b) any covenants or agreements of Buyer contained herein or in any Buyer Document and Seller gives notice thereof to Buyer, then, subject to Section 8.6(d), Buyer will indemnify, defend and hold harmless Seller from and against any Adverse Consequences Seller may suffer arising out of or resulting from any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the applicable Survival Period. In determining the amount of Adverse Consequences suffered by Seller for purposes of this Section 8.2 as a result of a breach by Buyer described in Sections 8.2(a) and 8.2(b) above of any representation, warranty, covenant or agreement of Buyer qualified by the words "material," "materiality," "in all material respects," "knowledge," "to the knowledge of," or words of similar import, or by any phrase using any such terms or words, such Adverse Consequences will be deemed to include only amounts that are material or arising out of matters of which Buyer had knowledge, as the case may be. Subject to
Section 8.6(d), Buyer also will indemnify, defend and hold harmless Seller from all Adverse Consequences Seller may suffer, whether suffered during or after the Survival Period, (c) as a result of Buyer's failure to comply with any applicable requirement under the WARN Act as required under Section 2.4(b)(i) or
(d) attributable to or arising out of the Assumed Liabilities, or from the operation of the Business after the Closing. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the Parties within 30 days of notice of claim for indemnification from the Party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

     SECTION 8.3 Matters Involving Third Parties.

     (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies Seller, on the one hand, or Buyer, on the other hand, (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Party (or in the case of Seller, Seller and ICG) (the "Indemnifying Party"), then the Indemnified Party will notify the Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by such delay.

     (b) The Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences for which the Indemnified Party is entitled to indemnification, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the

Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. At any time that the Indemnifying Party is entitled to conduct the defense of the Third Party Claim in accordance with this Section 8.3(b), the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. In the event any of the conditions in this Section 8.3(b) is or becomes unsatisfied, the Indemnified Party may defend against the Third Party Claim so long as the Indemnified Party conducts the defense of the Third Party Claim actively and diligently.

     (c) At any time that a party is defending a Third Party Claim, neither party will consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without obtaining (A) an entry of dismissal, with prejudice, or an entry of dismissal, without prejudice, and a covenant not to sue (if legal action is instituted), (B) the full and unconditional release of the other party from all liability in respect of such Third Party Claim and (C) the prior written consent of the other party (not to be withheld unreasonably).

     (d) If the Indemnified Party has the right to and is in fact defending the Third Party Claim, the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and the Indemnifying Party will remain responsible for any Adverse Consequences for which the Indemnified Party is entitled to indemnification.

     SECTION 8.4 Survival. The representations and warranties made in this Agreement or in any other agreement referred to in this Agreement, or in any certificate or other document delivered pursuant to this Agreement or in connection with this Agreement will survive the Closing Date for a period of 18 months from the Closing Date, except that the representations and warranties of Seller in Sections 3.8 and 3.13 will survive until the expiration of all applicable statutes of limitations with respect to any such claims that could be brought regarding such matters and the representations and warranties set forth in Section 3.15 will survive the Closing Date for a period of five years from the Closing Date. Neither Buyer, Seller nor ICG will have any obligation to indemnify any Person pursuant to this Agreement with respect to any breach of a representation or warranty after the applicable period set forth above. The covenants and agreements of Seller and Buyer made in Article VI, and the provisions of Articles VIII and X will survive the Closing Date indefinitely, except as otherwise specifically provided herein.

     SECTION 8.5 Limitations.

     (a) Subject solely to Section 9.2, the indemnification and other provisions of this Article VIII will constitute the exclusive remedy by Seller, on the one hand, and Buyer, on the other hand, against the other arising by virtue of a breach of any agreement, representation, warranty, or covenant under this Agreement. Notwithstanding anything to the contrary in this Agreement, other than liability for specific performance under Section 9.2, Seller and ICG will have no liability to Buyer, and Buyer will have no liability to Seller or ICG, for any Adverse Consequences or other amounts in the event this Agreement is terminated prior to the Closing in accordance with Article IX.

     (b) Notwithstanding any provision in this Agreement to the contrary, in no event will Seller or ICG, on the one hand, or Buyer, on the other hand, be liable to the other for amounts attributable to lost profits, or consequential, incidental, speculative or punitive damages (except to the extent such items are payable to a Person not a Party to this Agreement).

     SECTION 8.6 Basket and Ceiling.

     (a) Buyer will not be entitled to indemnification from Seller and ICG under
Section 8.1 or Section 8.3 unless and until the aggregate amount of Adverse Consequences that Buyer would otherwise be entitled to assert under either
Section 8.1 or Section 8.3 exceeds One Million Dollars ($1,000,000) (the "Basket Amount"). When the aggregate amount of such Adverse Consequences exceeds the Basket Amount, Buyer will be entitled to indemnification under Section 8.1 or
Section 8.3, as applicable, for all such Adverse Consequences and not just those in excess of the Basket Amount.

     (b) Subject to Section 8.6(a), Seller and ICG will be required to indemnify Buyer under this Article VIII for all Adverse Consequences suffered as a result of the breach of any of the representations, warranties or covenants set forth in Article III or elsewhere in this Agreement, other than the representations, warranties or covenants set forth in any of Sections 3.8, 3.13 and 3.15 and the indemnification obligation set forth in Section 8.1(e), only in an amount, in the aggregate for all or any of such breaches, not in excess of 75 percent of the Purchase Price.

     (c) Subject to Section 8.6(a), Seller and ICG will be required to indemnify Buyer under this Article VIII for all Adverse Consequences suffered as a result of one or more breaches of the representations and warranties set forth in Sections 3.8, 3.13 and 3.15 and the indemnification obligation set forth in
Section 8.1(e), only in an amount, in the aggregate for all or any of such breaches, not in excess of the Purchase Price.

     (d) Buyer will be required to indemnify Seller under this Article VIII for all Adverse Consequences suffered as a result of one or more breaches of the representations, warranties or covenants set forth in Article IV or elsewhere in this Agreement in an amount not in excess of the Purchase Price.

                                   ARTICLE IX
                                   TERMINATION

     SECTION 9.1 Termination of Agreement. The parties may terminate this Agreement as provided in this Section 9.1:

     (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any agreement, representation, warranty or covenant contained in this Agreement and such breach, individually or in the aggregate taking into account all such breaches, has remained uncured and has resulted in, or reasonably may be expected to result in, a Material Adverse Effect, Buyer has notified Seller of the breach, and the breach has not been cured within 30 days after the notice of breach (unless the representation, warranty or covenant failure results primarily from Buyer breaching any agreement contained in this Agreement in any material way); or (ii) if the Closing has not occurred on or before 180 days following the date of this Agreement because of the failure of any condition precedent to Buyer's obligations to consummate the Closing; or

     (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) if Buyer has materially breached any agreement, representation, warranty or covenant contained in this Agreement, Seller has notified Buyer of the breach, and the breach has not been cured within 30 days after the notice of breach (unless the failure results primarily from Seller or ICG breaching any agreement, representation, warranty or covenant contained in this Agreement in any material way) or (ii) if the Closing has not occurred on or before 180 days following the date of this Agreement because of the failure of any condition precedent to Seller's or ICG's obligations to consummate the Closing.

     (d) Either Buyer or Seller may terminate this Agreement if as of the Closing the aggregate value of the Subscribers who are current customers (as determined under Section 3.20 and using the values for such Subscribers set forth in Section 2.3(c)), is less than One Hundred Ninety-Six Million Dollars ($196,000,000).

     SECTION 9.2 Effect of Termination. Upon the termination of this Agreement by a Party pursuant to Section 9.1(b)(i) or (c)(i), notwithstanding such termination, the terminating party will have as its sole additional remedy the equitable remedy of specific performance, and in that regard each Party agrees that the other Party could not be adequately compensated by its remedies at law.

     SECTION 9.3 Confidentiality. If this Agreement is terminated, each Party will treat and hold as confidential all Confidential Information concerning the other Party which it acquired from such other Party in connection with this Agreement and the transactions contemplated by this Agreement, and upon the request of Seller, on the one hand, or Buyer, on the other hand, as applicable, Seller and Buyer will return to the other all such Confidential Information within its possession.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     SECTION 10.2 Entire Agreement. This Agreement (including the Schedules and documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided that the Confidentiality Agreement dated September 9, 1998 between ICG Communications, Inc. and Buyer will survive the execution of this Agreement in accordance with its terms.

     SECTION 10.3 Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may assign to an Affiliate, by prior written notice to Seller as permitted by law, its rights and obligations under this Agreement, but not its obligation to pay the Purchase Price.

     SECTION 10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. The delivery of this Agreement may be made by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

     SECTION 10.5 Headings, Terms. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day.

     SECTION 10.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

     If to Seller or ICG:

                  c/o ICG Services, Inc.
                  161 Inverness Drive West
                  Englewood, Colorado  80112
                  Attention:  H. Don Teague, Esq.
                  Executive Vice President, Secretary
                    and General Counsel
                  Telecopy:  (303) 414-8839

     If to Buyer:

                  MindSpring Enterprises, Inc.
                  1430 W. Peachtree, Suite 400
                  Atlanta, Georgia 30309
                  Attention:  Mr. Charles Brewer
                  Chairman and Chief Executive Officer
                  Telecopy:  (404) 892-7616

Notices will be deemed given seven days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     SECTION 10.7 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     SECTION 10.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by Buyer, Seller and ICG. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

     SECTION 10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION 10.10 Expenses. Except as otherwise provided in this Agreement, (a) Buyer will bear its own costs and expenses incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement, and (b) Seller will bear its own costs and expenses incurred by Seller either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated by this Agreement.

     SECTION 10.11 Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and will not be the subject of litigation in any forum. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitration will be conducted only in Denver, Colorado, before three arbitrators, one selected by Buyer, one selected by Seller and the third selected by the two aforementioned arbitrators, or if they cannot agree within 30 days of their selection, by the American Arbitration Association. The arbitrators will have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, will be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The arbitrators will have no power to award punitive or exemplary damages, to ignore or vary the terms of this Agreement, and will be bound to apply controlling law. The Party who prevails on entry of the award of judgment will be entitled to his or its costs and expenses, including reasonable attorney's fees incurred in connection with the arbitration. A judgment upon the award may be entered in any court having jurisdiction.

     SECTION 10.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     SECTION 10.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     SECTION 10.14 Representations as to Knowledge. Except as otherwise provided in this Agreement, the representations and warranties contained in Article III and Article IV will, in each and every case where a statement to the "knowledge" is required on behalf of any Party to this Agreement, be deemed to require that such statement be in good faith after reasonable investigation.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          BUYER:

                          MINDSPRING ENTERPRISES, INC.

                          By:          /s/ Charles M. Brewer
                                       ----------------------------------------
                          Name:        Charles M. Brewer
                                       ----------------------------------------
                          Title:       Chief Executive Officer
                                       ----------------------------------------


                          SELLER:

                          NETCOM ON-LINE COMMUNICATION
                          SERVICES, INC.


                          By:          /s/ H. Don Teague
                                       ----------------------------------------
                          Name:        H. Don Teague
                                       ----------------------------------------
                          Title:       Executive Vice President
                                       ----------------------------------------


Acknowledgment of ICG Services, Inc. for the Asset Purchase Agreement by and between MindSpring Enterprises, Inc. and NETCOM On-Line Communication Services, Inc. dated as of January 5, 1999.

     ICG Services, Inc. ("ICG") acknowledges and agrees that it will honor the Agreement as it applies to ICG and perform the obligations set forth thereunder as they apply to ICG.


                          ICG SERVICES, INC.


                          By:          /s/ H. Don Teague
                                       ----------------------------------------
                          Name:        H. Don Teague
                                       ----------------------------------------
                          Title:       Executive Vice President
                                       ----------------------------------------

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ICG Services, Inc.

Date:  March 4, 1999           By:/s/Harry R. Herbst
                                  -------------------------------------------
                                  Harry R. Herbst
                                  Executive Vice President and Chief
                                  Financial Officer (Principal Financial
                                  Officer)